ISSUER FREE WRITING PROSPECTUS NO. 2291BI Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated December 3, 2014 Deutsche Bank AG Trigger Autocallable Optimization Securities
$•Deutsche Bank AG Securities Linked to the Class A Common Stock of Google Inc. due on or about December 11, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of JPMorgan Chase & Co. due on or about December 11, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Pfizer Inc. due on or about December 11, 2019
Investment Description
Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, an “Underlying”). The Securities are designed for investors who want to express a moderately bullish view on the Underlying. If the Closing Price of the Underlying is greater than or equal to the Initial Price on any Observation Date (quarterly, beginning after one year, including the Final Valuation Date), Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you a Call Price equal to the Face Amount plus the applicable Call Return based on the applicable Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you at maturity the Face Amount per $10.00 Face Amount of Securities. However, if the Securities are not automatically called and the Final Price is less than the applicable Trigger Price, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you less than the Face Amount at maturity, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment. You will not receive any coupon payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
Features	Key Dates1
❑    Call Return — If the Closing Price of the Underlying is greater than or equal to the Initial Price on any Observation Date (quarterly, beginning after one year, including the Final Valuation Date), Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you a Call Price equal to the Face Amount plus the applicable Call Return based on the applicable Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called, investors may have full downside market exposure to the price of the Underlying at maturity.

❑    Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If the Securities are not automatically called and the Final Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you at maturity the Face Amount per $10.00 Face Amount of Securities. However, if the Final Price is less than the applicable Trigger Price, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you less than the Face Amount at maturity, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you could lose your entire investment.
	Trade Date	December 5, 2014
	Settlement Date	December 10, 2014
	Observation Dates2	Quarterly, after 1 year
	Final Valuation Date2	December 5, 2019
	Maturity Date2	December 11, 2019

1 Expected 2 See page 4 for additional details

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE SAME DOWNSIDE MARKET RISK AS THE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering three separate Trigger Autocallable Optimization Securities (each, a “Security”). Each Security is linked to the performance of the common stock of a different company and each has a different Call Return Rate and may have a different Initial Price and Trigger Price. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof. The Initial Price and Trigger Price for each Security will be determined on the Trade Date.
Underlying	Call Return Rate	Initial Price	Trigger Price	CUSIP / ISIN
Class A common stock of Google Inc. (Ticker: GOOGL)	6.50% per annum		$70.00% - 76.00% of the Initial Price	25190A674 / US25190A6745
Common stock of JPMorgan Chase & Co. (Ticker: JPM)	8.00% per annum		$69.00% - 75.00% of the Initial Price	25190A666 / US25190A6661
Common stock of Pfizer Inc. (Ticker: PFE)	7.00% per annum		$64.00% - 70.00% of the Initial Price	25190A658 / US25190A6588
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BI dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 28, 2012 and this free writing prospectus.
For the Securities linked to the Class A common stock of Google Inc., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.44 to $9.64 per $10.00 Face Amount of Securities. For the Securities linked to the common stock of JPMorgan Chase & Co., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.47 to $9.67 per $10.00 Face Amount of Securities. For the Securities linked to the common stock of Pfizer Inc., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.41 to $9.61 per $10.00 Face Amount of Securities. The Issuer’s estimated value of each Security is less than the Issue Price. Please see “Issuer’s Estimated Value of the Securities” on the following page of this free writing prospectus for additional information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying product supplement BI, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the Class A common stock of Google Inc.		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of JPMorgan Chase & Co.		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Pfizer Inc.		$$10.00		$$0.25		$$9.75
(1)	For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.
Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.
UBS Financial Services Inc.	Deutsche Bank Securities

Issuer’s Estimated Value of the Securities
The Issuer’s estimated value of the Securities is equal to the sum of our valuations of the following two components of the Securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the Securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of Securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the Securities. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the Securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately eight months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with product supplement BI dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BI dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005090/crt_dp33007-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this free writing prospectus and “Risk Factors” on page 6 of the accompanying product supplement.
The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦     You can tolerate the loss of a significant portion or all of your investment and are willing to make an investment in which you could have the same downside market risk as an investment in the Underlying.

♦     You believe the Closing Price of the Underlying will be greater than or equal to the Initial Price on an Observation Date, including the Final Valuation Date.

♦     You understand and accept that you will not participate in any increase in the price of the Underlying and you are willing to make an investment the return of which is limited to the applicable Call Return.

♦     You can tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying.

♦     You would be willing to invest in the Securities if the applicable Trigger Price was set equal to the top of its applicable range as specified on the cover of this free writing prospectus.

♦     You do not seek current income from this investment and are willing to forgo any dividends or any other distributions paid on the Underlying.

♦     You are willing and able to hold Securities that will be automatically called on any Observation Date on which the Closing Price of the Underlying is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to the Maturity Date, as set forth on the cover of this free writing prospectus, and are not seeking an investment for which there will be an active secondary market.

♦     You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you including any payment upon an earlier automatic call or any repayment of your initial investment at maturity.

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦     You cannot tolerate the loss of a significant portion or all of your investment or you are not willing to make an investment in which you could have the same downside market risk as an investment in the Underlying.

♦     You require an investment designed to provide a full return of your initial investment at maturity.

♦     You believe the Securities will not be automatically called and the Final Price will be less than the applicable Trigger Price.

♦     You seek an investment that participates in any increase in the price of the Underlying or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying.

♦     You would be unwilling to invest in the Securities if the applicable Trigger Price was set equal to the top of its applicable range as specified on the cover of this free writing prospectus.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You seek current income from this investment or you prefer to receive any dividends or any other distributions paid on the Underlying.

♦     You are unwilling or unable to hold Securities that will be automatically called on any Observation Date on which the Closing Price of the Underlying is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold the Securities to the Maturity Date, as set forth on the cover of this free writing prospectus, or seek an investment for which there will be an active secondary market.

♦     You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment upon an earlier automatic call or any repayment of your initial investment at maturity.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount of Securities
Face Amount	$10.00
Term	Approximately 5 years, subject to a quarterly automatic call beginning after one year
Trade Date1	December 5, 2014
Settlement Date1	December 10, 2014
Final Valuation Date1, 2	December 5, 2019
Maturity Date1, 2, 3	December 11, 2019
Underlyings	Class A common stock of Google Inc. (Ticker: GOOGL) Common stock of JPMorgan Chase & Co. (Ticker: JPM) Common stock of Pfizer Inc. (Ticker: PFE)
Call Feature
The Securities will be automatically called if the Closing Price of the relevant Underlying on any Observation Date is greater than or equal to its Initial Price. If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the applicable Call Price for the applicable Observation Date.

Observation Dates1, 2	Quarterly, beginning after one year, on the dates set forth in the tables below
Call Settlement Dates	Two business days following the relevant Observation Date, except the Call Settlement Date for the Final Valuation Date will be the Maturity Date
Call Return and Call Return Rate	The Call Return for each Underlying increases the longer the Securities are outstanding and is based upon the applicable Call Return Rate specified on the cover hereof.
Call Price	The Call Price for each Underlying equals the Face Amount plus the product of the Face Amount and the applicable Call Return.

Securities linked to the Class A common stock of Google Inc.

Observation Dates	Expected Call Settlement Dates	Call Return	Call Price (per $10.00 Face Amount of Securities)
December 11, 2015	December 15, 2015	6.5000%	$10.6500
March 7, 2016	March 9, 2016	8.1250%	$10.8125
June 6, 2016	June 8, 2016	9.7500%	$10.9750
September 6, 2016	September 8, 2016	11.3750%	$11.1375
December 5, 2016	December 7, 2016	13.0000%	$11.3000
March 6, 2017	March 8, 2017	14.6250%	$11.4625
June 5, 2017	June 7, 2017	16.2500%	$11.6250
September 5, 2017	September 7, 2017	17.8750%	$11.7875
December 5, 2017	December 7, 2017	19.5000%	$11.9500
March 5, 2018	March 7, 2018	21.1250%	$12.1125
June 5, 2018	June 7, 2018	22.7500%	$12.2750
September 5, 2018	September 7, 2018	24.3750%	$12.4375
December 5, 2018	December 7, 2018	26.0000%	$12.6000
March 5, 2019	March 7, 2019	27.6250%	$12.7625
June 5, 2019	June 7, 2019	29.2500%	$12.9250
September 5, 2019	September 9, 2019	30.8750%	$13.0875
December 5, 2019 (Final Valuation Date)	December 11, 2019 (Maturity Date)	32.5000%	$13.2500

Securities linked to the common stock of JPMorgan Chase & Co.

Observation Dates	Expected Call Settlement Dates	Call Return	Call Price (per $10.00 Face Amount of Securities)
December 11, 2015	December 15, 2015	8.0000%	$10.8000
March 7, 2016	March 9, 2016	10.0000%	$11.0000
June 6, 2016	June 8, 2016	12.0000%	$11.2000
September 6, 2016	September 8, 2016	14.0000%	$11.4000
December 5, 2016	December 7, 2016	16.0000%	$11.6000
March 6, 2017	March 8, 2017	18.0000%	$11.8000
June 5, 2017	June 7, 2017	20.0000%	$12.0000
September 5, 2017	September 7, 2017	22.0000%	$12.2000
December 5, 2017	December 7, 2017	24.0000%	$12.4000
March 5, 2018	March 7, 2018	26.0000%	$12.6000
June 5, 2018	June 7, 2018	28.0000%	$12.8000
September 5, 2018	September 7, 2018	30.0000%	$13.0000
December 5, 2018	December 7, 2018	32.0000%	$13.2000
March 5, 2019	March 7, 2019	34.0000%	$13.4000
June 5, 2019	June 7, 2019	36.0000%	$13.6000
September 5, 2019	September 9, 2019	38.0000%	$13.8000
December 5, 2019 (Final Valuation Date)	December 11, 2019 (Maturity Date)	40.0000%	$14.0000

Securities linked to the common stock of Pfizer Inc.

Observation Dates	Expected Call Settlement Dates	Call Return	Call Price (per $10.00 Face Amount of Securities)
December 11, 2015	December 15, 2015	7.0000%	$10.7000
March 7, 2016	March 9, 2016	8.7500%	$10.8750
June 6, 2016	June 8, 2016	10.5000%	$11.0500
September 6, 2016	September 8, 2016	12.2500%	$11.2250
December 5, 2016	December 7, 2016	14.0000%	$11.4000
March 6, 2017	March 8, 2017	15.7500%	$11.5750
June 5, 2017	June 7, 2017	17.5000%	$11.7500
September 5, 2017	September 7, 2017	19.2500%	$11.9250
December 5, 2017	December 7, 2017	21.0000%	$12.1000
March 5, 2018	March 7, 2018	22.7500%	$12.2750
June 5, 2018	June 7, 2018	24.5000%	$12.4500
September 5, 2018	September 7, 2018	26.2500%	$12.6250
December 5, 2018	December 7, 2018	28.0000%	$12.8000
March 5, 2019	March 7, 2019	29.7500%	$12.9750
June 5, 2019	June 7, 2019	31.5000%	$13.1500
September 5, 2019	September 9, 2019	33.2500%	$13.3250
December 5, 2019 (Final Valuation Date)	December 11, 2019 (Maturity Date)	35.0000%	$13.5000
Payment at Maturity (per $10.00 Face Amount of Securities)
If the Securities are not automatically called and the Final Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity equal to the Face Amount per $10.00 Face Amount of Securities.

If the Securities are not automatically called and the Final Price is less than the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity that is less than the Face Amount, equal to:

$10.00 + ($10.00 x Underlying Return)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Underlying Return.

Underlying Return	For each Security: Final Price – Initial Price Initial Price
Trigger Price	For the Securities linked to the Class A common stock of Google Inc., 70.00% - 76.00% of the Initial Price

For the Securities linked to the common stock of JPMorgan Chase & Co., 69.00% - 75.00% of the Initial Price
For the Securities linked to the common stock of Pfizer Inc., 64.00% - 70.00% of the Initial Price
The actual Trigger Price for each Security will be determined on the Trade Date.

Closing Price
On any trading day, the last reported sale price of one share of the relevant Underlying on the relevant exchange multiplied by the relevant Stock Adjustment Factor, as determined by the calculation agent.

Initial Price	The Closing Price of the relevant Underlying on the Trade Date
Final Price	The Closing Price of the relevant Underlying on the Final Valuation Date
Stock Adjustment Factor
Initially 1.0 for each Underlying, subject to adjustment for certain actions affecting each Underlying. See “Description of Securities — Anti-Dilution Adjustments for Reference Stock” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL OR ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	For each Underlying, the Initial Price is observed and the Trigger Price is determined.

Quarterly, after 1 year (including at maturity):
The Securities will be automatically called if the Closing Price of the relevant Underlying on any Observation Date is greater than or equal to its Initial Price.

If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the applicable Call Price for the applicable Observation Date.

Maturity Date:
For each Underlying, the Final Price is determined and the Underlying Return is calculated on the Final Valuation Date.

If the Securities are not automatically called and the Final Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity equal to the Face Amount per $10.00 Face Amount  of Securities.

If the Securities are not automatically called and the Final Price is less than the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity that is less than the Face Amount, equal to:

$10.00 + ($10.00 x Underlying Return)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Underlying Return.

1
In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed to ensure that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
3
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying. Some of the risks that apply to an investment in each Security offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay you the Face Amount per $10.00 Face Amount of Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Price is greater than or equal to the applicable Trigger Price. If the Securities are not automatically called and the Final Price is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you the Face Amount per $10.00 Face Amount of Securities. However, if the Securities are not automatically called on any Observation Date and the Final Price is less than the applicable Trigger Price, you will be fully exposed to any negative Underlying Return, and, for each $10.00 Face Amount of Securities, you will lose 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment at maturity.

♦
Limited Return Potential —The return potential of the Securities is limited to the applicable Call Return which is based on the applicable Call Return Rate, regardless of the performance of the Underlying. Because the Call Return increases the longer the Securities are outstanding and the Securities could be automatically called as early as the first Observation Date (approximately one year after the Trade Date), the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were automatically called at a later date. As a result, an investment directly in the Underlying could provide a better return than an investment in the Securities. If the Securities are not automatically called, you may be fully exposed to the full downside performance of the Underlying even though you cannot participate in any increase in the price of the Underlying. Furthermore, because the closing price of the Underlying at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had invested directly in the Underlying.

♦
Contingent Repayment of Your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Closing Price of the Underlying is above the applicable Trigger Price.

♦
Higher Call Return Rates Are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the Closing Price of the Underlying could be less than the applicable Trigger Price on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is a fixed amount, the Underlying’s volatility can change significantly over the term of the Securities. The price of the Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are automatically called, the holding period over which you would receive the applicable Call Return which is based on the applicable Call Return Rate may be as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦	No Coupon Payments — Deutsche Bank AG will not pay any coupon payments with respect to the Securities.

♦
The Securities Are Subject to the Credit of Deutsche Bank AG — The Securities are unsubordinated and unsecured obligations of Deutsche Bank AG and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the Securities, including any payment upon an automatic call or any repayment of the Face Amount, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking the credit risk of Deutsche Bank AG will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the Securities and you could lose your entire investment.

♦
The Issuer’s Estimated Value of the Securities on the Trade Date Will Be Less Than the Issue Price of the Securities — The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the Securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. If at any time a third party dealer were to quote a price to purchase your Securities or otherwise value your Securities, that price or value may differ materially from the estimated value of the Securities determined by reference to our internal funding rate and pricing models. This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the Securities in the secondary market.

♦
Investing in the Securities Is Not the Same as Investing in the Underlying — The return on your Securities may not reflect the return you would have realized if you had invested directly in the Underlying. For instance, you will not participate in any potential increase in the price of the Underlying, which could be significant.

♦
If the Price of the Underlying Changes, the Value of the Securities May Not Change in the Same Manner — The Securities may trade quite differently from the price of the Underlying. Changes in the price of the Underlying may not result in comparable changes in the value of the Securities.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have any voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying would have.

♦
Single Stock Risk — Each Security is linked to the equity securities of a single Underlying. The price of each Underlying can rise or fall sharply due to factors specific to such Underlying and its issuer (the “Underlying Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by each Underlying Issuer with the SEC.

♦
The Anti-Dilution Protection Is Limited — The calculation agent will make adjustments to the relevant Stock Adjustment Factor, which will initially be set at 1.0, and the Payment at Maturity in the case of certain corporate events affecting the relevant Underlying. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, you should be aware that the calculation agent may, at its sole discretion, make adjustments to the relevant Stock Adjustment Factor or any other terms of the Securities that are in addition to, or that differ from, those described in the accompanying product supplement to reflect changes occurring in relation to the Underlying in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments for the Underlying described in the accompanying product supplement may be materially adverse to investors in the Securities. You should read “Description of Securities — Anti-Dilution Adjustments for Reference Stock” in the accompanying product supplement in order to understand the adjustments that may be made to the Securities.

♦
There Is No Affiliation Between the Underlying Issuers and Us, and We Have Not Participated in the Preparation of, or Verified, Any Disclosure by Such Issuers — We are not affiliated with the Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Issuers. In the course of this business, we or our affiliates may acquire non-public information about the Underlying Issuers, and we will not disclose any such information to you. Nevertheless, neither we nor our affiliates have participated in the preparation of, or verified, any information about the Underlyings and the Underlying Issuers. You, as an investor in the Securities, should make your own investigation into the Underlyings and the Underlying Issuers. None of the Underlying Issuers is involved in the Securities offered hereby in any way and none of them has any obligation of any sort with respect to your Securities. None of the Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might adversely affect the value of your Securities.

♦
Past Performance of the Underlying Is No Guide to Future Performance — The actual performance of the Underlying may bear little relation to the historical closing prices of the relevant Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying or whether the performance of the Underlying will result in the return of any of your investment.

♦
Assuming No Changes in Market Conditions and Other Relevant Factors, the Price You May Receive for Your Securities in Secondary Market Transactions Would Generally Be Lower Than Both the Issue Price and the Issuer’s Estimated Value of the Securities on the Trade Date —  While the payment(s) on the Securities described in this free writing prospectus is based on the full Face Amount of your Securities, the Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions would be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately eight months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the Securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic and market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your Securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
The Securities Will Not Be Listed and There Will Likely Be Limited Liquidity — The Securities will not be listed on any securities exchange. There may be little or no secondary market for the Securities.  We or our affiliates intend to act as market makers for the Securities but are not required to do so and may cease such market making activities at any time.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the Securities when you wish to do so or at a price advantageous to you.  Because we do not expect other dealers to make a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Securities.  If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market in the Securities.  If you have to sell your Securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the price of the Underlying has increased since the Trade Date.

♦
Many Economic and Market Factors Will Affect the Value of the Securities — While we expect that, generally, the price of the Underlying will affect the value of the Securities more than any other single factor, the value of the Securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying;

♦	the time remaining to the maturity of the Securities;

♦	the market price and dividend rates of the Underlying and the stock market generally;

♦	the real and anticipated results of operations of the Underlying Issuer;

♦	actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the Underlying Issuer;

♦	interest rates and yields in the market generally and in the markets of the Underlying;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Underlying or markets generally;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us, UBS AG or Our or Its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. We, UBS AG or our or its affiliates may also engage in trading in instruments linked or related to the Underlying on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may affect the Underlying and make it less likely that you will receive a positive return on your investment in the Securities. It is possible that we, UBS AG or our or its affiliates could receive substantial returns from these hedging and trading activities while the value of the Securities declines. We, UBS AG or our or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying. Introducing competing products into the marketplace in this manner could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by us or our affiliates in the Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying, may adversely affect the market price of the Underlying and, therefore, the value of the Securities.

♦
We, UBS AG or Our or Its Affiliates May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent with Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Adversely Affect the Price of the Underlying and the Value of the Securities — We, UBS AG or our or its affiliates may publish research from time to time on financial markets and other matters that could adversely affect the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, UBS AG or our or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying to which the Securities are linked.

♦
Potential Conflicts of Interest — We and our affiliates may engage in business with the Underlying Issuers, which may present a conflict between our and our affiliates’ obligations and you, as a holder of the Securities. We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent, hedging our obligations under the Securities and determining the Issuer’s estimated value of the Securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the Securities. The calculation agent will determine, among other things, all values, prices and levels required to be determined for the purposes of the Securities on any relevant date or time. The calculation agent also has some discretion about certain adjustments to the Stock Adjustment Factor, and will be responsible for determining whether a market disruption event has occurred and, in some circumstances, the prices or levels related to the Underlyings that affect whether the Securities are automatically called. Any determination by the calculation agent could adversely affect the return on the Securities.

♦
The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity
The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performances for an Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Underlying relative to its Initial Price. We cannot predict the Final Price or the Closing Price of any Underlying on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of any Underlying. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below may have been rounded for ease of analysis and it has been assumed that no event affecting the Underlying has occurred during the term of the Securities that would cause the calculation agent to adjust the Stock Adjustment Factor.

The following hypothetical examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per $10.00 Face Amount of Securities on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 5 years, subject to a quarterly automatic call beginning after the first year
Hypothetical Initial Price*:	$100.00
Hypothetical Trigger Price*:	$70.00 (70.00% of the hypothetical Initial Price)
Call Return and Call Prices*:

Observation Dates	Expected Call Settlement Dates	Call Return*	Call Price*
December 11, 2015	December 15, 2015	7.0000%	$10.7000
March 7, 2016	March 9, 2016	8.7500%	$10.8750
June 6, 2016	June 8, 2016	10.5000%	$11.0500
September 6, 2016	September 8, 2016	12.2500%	$11.2250
December 5, 2016	December 7, 2016	14.0000%	$11.4000
March 6, 2017	March 8, 2017	15.7500%	$11.5750
June 5, 2017	June 7, 2017	17.5000%	$11.7500
September 5, 2017	September 7, 2017	19.2500%	$11.9250
December 5, 2017	December 7, 2017	21.0000%	$12.1000
March 5, 2018	March 7, 2018	22.7500%	$12.2750
June 5, 2018	June 7, 2018	24.5000%	$12.4500
September 5, 2018	September 7, 2018	26.2500%	$12.6250
December 5, 2018	December 7, 2018	28.0000%	$12.8000
March 5, 2019	March 7, 2019	29.7500%	$12.9750
June 5, 2019	June 7, 2019	31.5000%	$13.1500
September 5, 2019	September 9, 2019	33.2500%	$13.3250
December 5, 2019 (Final Valuation Date)	December 11, 2019 (Maturity Date)	35.0000%	$13.5000

*
Based on a hypothetical Call Return Rate of 7.00% per annum. The actual Call Return Rate for each offering of the Securities is set forth on the cover of this free writing prospectus. The actual Initial Price and Trigger Price for each offering of the Securities will be set on the Trade Date. If the actual Call Return Rate determined on the Trade Date is less than the hypothetical Call Return Rate, the actual Call Return Rate and return on your Securities at maturity or upon an automatic call will be less than the amounts shown in the examples below.

Example 1 — The Closing Price of the Underlying on the first Observation Date is $110.00, which is greater than the Initial Price of $100.00 — the Securities are automatically called.

Because the Closing Price of the Underlying on the first Observation Date is greater than the Initial Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $10.70 per $10.00 Face Amount of Securities, representing a 7.00% return over the one year the Securities were outstanding before they were automatically called.

Example 2 — The Securities have not been automatically called prior to the Final Valuation Date and the Final Price of $120.00 is greater than the Initial Price of $100.00 — the Securities are automatically called.

Because the Securities were not previously automatically called and the Final Price is greater than the Initial Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $13.50 per $10.00 Face Amount of Securities, representing a 35.00% return over the five year term of the Securities.

Example 3 — The Closing Price of the Underlying is not greater than or equal to the Initial Price on any of the Observation Dates and the Final Price of $75.00 is greater than or equal to the Trigger Price of $70.00— the Securities are NOT automatically called.

Because the Closing Price of the Underlying on all of the Observation Dates is not greater than or equal to the Initial Price, the Securities are not automatically called. Because the Final Price is greater than the Trigger Price, Deutsche Bank AG will pay you a Payment at Maturity equal to $10.00 per $10.00 Face Amount of Securities, representing a 0.00% return over the five year term of the Securities.

Example 4 — The Closing Price of the Underlying is not greater than or equal to the Initial Price on any of the Observation Dates and the Final Price of $50.00 is less than the Trigger Price of $70.00 — the Securities are NOT automatically called.

Because the Closing Price of the Underlying on all of the Observation Dates is not greater than or equal to the Initial Price, the Securities are not automatically called. Because the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Return. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Underlying Return)
$10.00 + ($10.00 × -50.00%) = $5.00

If the Securities are not automatically called and the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Return, and, for each $10.00 Face Amount of Securities, you will lose 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment. Any payment on the Securities, including any payment upon an automatic call or any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.

The Underlyings
All disclosures contained in this free writing prospectus regarding the Underlyings are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates have participated in the preparation of, or verified, such information about the Underlyings contained in this free writing prospectus. You should make your own investigation into the Underlyings.

Included on the following pages is a brief description of each Underlying Issuer. We obtained the closing price information set forth below from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. You should not take the historical closing prices of the Underlyings as an indication of future performance. Each of the Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file certain financial and other information specified by the SEC periodically. Information filed by each Underlying Issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by each Underlying Issuer under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Google Inc.
According to publicly available information, Google Inc.’s business is primarily focused around the following areas: search and display advertising; the Android operating system platform; consumer content through Google Play; enterprise, commerce and hardware products. Information filed by Google Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-50726 or its CIK Code: 0001288776. The Class A common stock of Google Inc. is traded on the NASDAQ Stock Market under the symbol “GOOGL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Class A common stock of Google Inc., based on daily closing prices on the primary exchange for the Class A common stock of Google Inc., as reported by Bloomberg L.P. The closing price of Google Inc.’s Class A common stock on December 1, 2014 was $539.65. The actual Initial Price will be the Closing Price of Google Inc.’s Class A common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$311.67	$242.53	$310.29
1/1/2010	3/31/2010	$313.68	$263.47	$283.78
4/1/2010	6/30/2010	$297.94	$222.69	$222.69
7/1/2010	9/30/2010	$265.46	$218.25	$263.15
10/1/2010	12/31/2010	$313.88	$261.43	$297.27
1/1/2011	3/31/2011	$320.13	$278.82	$293.39
4/1/2011	6/30/2011	$296.19	$237.67	$253.44
7/1/2011	9/30/2011	$311.53	$245.70	$257.44
10/1/2011	12/31/2011	$323.26	$248.00	$323.26
1/1/2012	3/31/2012	$334.46	$284.33	$320.93
4/1/2012	6/30/2012	$325.82	$279.80	$290.32
7/1/2012	9/30/2012	$378.62	$285.52	$377.62
10/1/2012	12/31/2012	$384.40	$323.90	$355.03
1/1/2013	3/31/2013	$419.75	$351.78	$397.40
4/1/2013	6/30/2013	$458.39	$383.05	$440.61
7/1/2013	9/30/2013	$462.79	$423.86	$438.38
10/1/2013	12/31/2013	$560.90	$427.25	$560.90
1/1/2014	3/31/2014	$610.68	$551.15	$557.80
4/1/2014	6/30/2014	$585.93	$518.00	$584.67
7/1/2014	9/30/2014	$605.40	$571.81	$588.41
10/1/2014	12/1/2014*	$587.78	$522.97	$539.65
*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through December 1, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of Google Inc.’s Class A common stock from December 1, 2009 through December 1, 2014, based on information from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 73.00% (the mid-point between 70.00% and 76.00%) of $539.65, which was the closing price of Google Inc.’s Class A common stock on December 1, 2014. The actual Initial Price and Trigger Price will be determined on the Trade Date. The historical prices of Google Inc.’s Class A common stock should not be taken as an indication of future performance, and no assurance can be given as to the Final Price or any Closing Price of the Underlying. We cannot give you assurance that the performance of the Underlying will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

JPMorgan Chase & Co.
According to publicly available information, JPMorgan Chase & Co. is a global finanacial services firm. Information filed by JPMorgan Chase & Co. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805 or its CIK Code: 0000019617. The common stock of JPMorgan Chase & Co. is traded on the New York Stock Exchange, the London Stock Exchange and the Tokyo Stock Exchange under the symbol “JPM.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of JPMorgan Chase & Co., based on daily closing prices on the primary exchange for the common stock of JPMorgan Chase & Co., as reported by Bloomberg L.P. The closing price of JPMorgan Chase & Co.’s common stock on December 1, 2014 was $60.00. The actual Initial Price will be the Closing Price of JPMorgan Chase & Co.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$47.16	$40.27	$41.67
1/1/2010	3/31/2010	$45.02	$37.70	$44.75
4/1/2010	6/30/2010	$47.81	$36.61	$36.61
7/1/2010	9/30/2010	$41.64	$35.63	$38.07
10/1/2010	12/31/2010	$42.67	$36.96	$42.42
1/1/2011	3/31/2011	$48.00	$43.40	$46.10
4/1/2011	6/30/2011	$47.64	$39.49	$40.94
7/1/2011	9/30/2011	$42.29	$29.27	$30.12
10/1/2011	12/31/2011	$37.02	$28.38	$33.25
1/1/2012	3/31/2012	$46.27	$34.91	$45.98
4/1/2012	6/30/2012	$46.13	$31.00	$35.73
7/1/2012	9/30/2012	$41.57	$33.90	$40.48
10/1/2012	12/31/2012	$44.53	$39.29	$43.97
1/1/2013	3/31/2013	$51.00	$44.57	$47.46
4/1/2013	6/30/2013	$55.62	$46.64	$52.79
7/1/2013	9/30/2013	$56.67	$50.32	$51.69
10/1/2013	12/31/2013	$58.48	$50.75	$58.48
1/1/2014	3/31/2014	$61.07	$54.31	$60.71
4/1/2014	6/30/2014	$60.67	$53.31	$57.62
7/1/2014	9/30/2014	$61.63	$55.56	$60.24
10/1/2014	12/1/2014*	$61.93	$55.08	$60.00
*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through December 1, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of JPMorgan Chase & Co.’s common stock from December 1, 2009 through December 1, 2014, based on information from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 72.00% (the mid-point between 69.00% and 75.00%) of $60.00, which was the closing price of JPMorgan Chase & Co.’s common stock on December 1, 2014. The actual Initial Price and Trigger Price will be determined on the Trade Date. The historical prices of JPMorgan Chase & Co.’s common stock should not be taken as an indication of future performance, and no assurance can be given as to the Final Price or any Closing Price of the Underlying. We cannot give you assurance that the performance of the Underlying will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

Pfizer Inc.
According to publicly available information, Pfizer Inc.is a research-based, global biopharmaceutical company. Information filed by Pfizer Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03619 or its CIK Code: 0000078003. The common stock of Pfizer Inc. is traded on the New York Stock Exchange under the symbol “PFE.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Pfizer Inc., based on daily closing prices on the primary exchange for the common stock of Pfizer Inc., as reported by Bloomberg L.P. The closing price of Pfizer Inc.’s common stock on December 1, 2014 was $31.26. The actual Initial Price will be the Closing Price of Pfizer Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$18.85	$16.15	$18.19
1/1/2010	3/31/2010	$20.00	$16.91	$17.15
4/1/2010	6/30/2010	$17.29	$14.26	$14.26
7/1/2010	9/30/2010	$17.41	$14.14	$17.17
10/1/2010	12/31/2010	$17.79	$16.29	$17.51
1/1/2011	3/31/2011	$20.38	$17.68	$20.31
4/1/2011	6/30/2011	$21.45	$19.79	$20.60
7/1/2011	9/30/2011	$20.78	$16.66	$17.68
10/1/2011	12/31/2011	$21.83	$17.33	$21.64
1/1/2012	3/31/2012	$22.66	$20.95	$22.66
4/1/2012	6/30/2012	$23.08	$21.60	$23.00
7/1/2012	9/30/2012	$24.96	$22.34	$24.85
10/1/2012	12/31/2012	$26.04	$23.66	$25.08
1/1/2013	3/31/2013	$28.86	$25.85	$28.86
4/1/2013	6/30/2013	$31.08	$27.23	$28.01
7/1/2013	9/30/2013	$29.67	$27.65	$28.71
10/1/2013	12/31/2013	$32.20	$28.24	$30.63
1/1/2014	3/31/2014	$32.75	$29.66	$32.12
4/1/2014	6/30/2014	$32.40	$29.02	$29.68
7/1/2014	9/30/2014	$30.96	$28.04	$29.57
10/1/2014	12/1/2014*	$31.26	$27.70	$31.26
*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through December 1, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of Pfizer Inc.’s common stock from December 1, 2009 through December 1, 2014, based on information from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Trigger Price equal to 67.00% (the mid-point between 64.00% and 70.00%) of $31.26, which was the closing price of Pfizer Inc.’s common stock on December 1, 2014. The actual Initial Price and Trigger Price will be determined on the Trade Date. The historical prices of Pfizer Inc.’s common stock should not be taken as an indication of future performance, and no assurance can be given as to the Final Price or any Closing Price of the Underlying. We cannot give you assurance that the performance of the Underlying will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, the Securities should be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (including at maturity or pursuant to a call) and (ii) the gain or loss on your Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. The IRS or a court might not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Face Amount of Securities. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to investors at the price to public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, or to its affiliates at the price to public indicated on the cover of the pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangement for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in these offerings of the Securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.